CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Volumetric Fund, Inc. and to the use of our report dated February 12, 2013 on the financial statements and financial highlights of Volumetric Fund, Inc. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


       /s/ BBD, LLP


    	  BBD, LLP



Philadelphia, Pennsylvania
April 22, 2013